UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

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THE FIRST YEARS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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On August 30, 2004, The First Years Inc. issued the following press release:

NEWS RELEASE

For Immediate Release

Contact: John Beals

Senior Vice President, Finance and Treasurer

(508) 588 -1220

ISS SUPPORTS THE FIRST YEARS’ MERGER WITH RC2 CORPORATION

Avon, Massachusetts, August 30, 2004 – The First Years Inc. (NASDAQ: KIDD) today announced that Institutional Shareholder Services (“ISS”), the influential provider of independent proxy advisory services to institutional investors, has recommended that its clients vote FOR the adoption and approval of the merger agreement with RC2 Corporation (“RC2”). The ISS analysis, which was recently made available to the firm’s clients, concluded, “Based on the market premium, the fairness opinion, and presence of an auction process, we believe the merger agreement warrants shareholder support.”

The Special Meeting of Stockholders to approve the merger agreement with RC2 will be held on September 14, 2004.

Ronald J. Sidman, Chairman, President and Chief Executive Officer of The First Years commented, “We are pleased that ISS, a respected advisor to many institutional investors, has recommended a vote FOR the merger agreement with RC2 Corporation. We look forward to the Special Meeting of Stockholders on September 14, 2004 and encourage stockholders to cast a vote in favor of the merger agreement in advance of the meeting.”

About The First Years Inc.

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company’s distinctive brands include: “The First Years,” licenses from the Walt Disney Company and “Sesame Street(R),” licensed from the Sesame Workshop.

Additional Information About the Merger

The First Years Inc. filed documents concerning the merger with the Securities and Exchange Commission, including a definitive proxy statement on August 4, 2004 and distributed the proxy statement to the stockholders of the Company. Investors are urged to read the proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors may obtain a copy of the proxy statement, as well as other filings of the Company, free of charge on the SEC’s Internet site (http://www.sec.gov). In addition, documents filed by the Company with the SEC can be obtained, without charge, by directing a request to The First Years Inc., One Kiddie Drive, Avon, Massachusetts 02322, Attention: Investor Relations, telephone: 508-588-1220.